Exhibit 10.1

AMENDMENT NO. 1
TO
PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 9, 2008 by and among the Parties (as hereinafter defined) to that certain Purchase Agreement (the “Agreement,” dated as of March 6, 2008, by and among Essex Crane Rental Corp., a Delaware corporation (the “Company”), Essex Holdings LLC, a Delaware limited liability company (“Holdings”), the members of Holdings listed on the signature page to the Agreement (the “Members”), KCP Services, LLC, as Seller Representative (the “Seller Representative”), and Hyde Park Acquisition Corp., a Delaware corporation (the “Purchaser”). The parties to the Agreement are herein referred to as the “Parties” and other capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

A. The Parties desire to amend the Agreement to take into account deposits for Rental Equipment purchases paid by the Company between January 1, 2008 and the Closing Date in determining Excess Crane Sales, Excess Crane Purchases and Working Capital.

B. The Parties desire to amend the Agreement, including certain Exhibits thereto, to (i) permit the Company, Holdings and the Members to purchase common stock of the Purchaser prior to the Closing and (ii) provide for certain agreements of the Parties in the event of any such purchases of Purchaser Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1. Article I of the Agreement is hereby amended to amend and restate, or add, as applicable, the following defined terms:

“Escrowed Interests” means the Retained Interests held by Kirtland; provided, however, that, in the event that Kirtland owns shares of Purchaser Stock as of the Closing, Escrowed Interests shall also include a number of shares of Purchaser Stock owned by Kirtland with a purchase price equal to the amount by which Kirtland’s Retained Interest Value is reduced at the Closing.

“Rental Equipment Deposits” means cash deposits paid by the Company since January 1, 2008 and outstanding as of the Closing Date in respect of purchases of Rental Equipment that will not be completed on or prior to the Closing Date, which deposits were paid pursuant to purchase orders reasonably satisfactory to the Purchaser.

“Retained Interest” means that number of Interests retained by the Members and classified as Class A Units in the New LLC Agreement in the amounts set forth on Schedule I thereto; provided, however, that if the Retained Interest Value of a Member is reduced at the Closing, then the number of Class A Units of such Member shall be reduced at the Closing to the number determined by dividing such Member’s reduced Retained Interest Value by $7.90 (rounded up to the nearest whole share).”

“Retained Interest Value” means the value of a Member’s Retained Interest as set forth on Schedule 1-A opposite such Members name; provided, however, that the Retained Interest Value of a Member set forth on Schedule 1-A shall be reduced at the Closing (not below zero) by the aggregate purchase price for shares of Purchaser Stock held by such Member as of the Closing Date and voted by the beneficial owner thereof in favor of all proposals included in the Proxy Statement.”

2. Section 2.2(a) of the Agreement is hereby amended by adding the following after the last sentence thereof:

“Within a reasonable time prior to the Closing, Seller Representative shall deliver to Purchaser a schedule containing the number of shares of Purchaser Stock to be owned as of Closing by each Member and the purchase price paid for such shares, together with such supporting detail as may be reasonably requested by Purchaser.”

3. Section 2.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Within a reasonable time prior to the Closing, Holdings shall prepare and deliver to the Purchaser a statement, in form and substance reasonably satisfactory to the Purchaser, that sets forth (i) Rental Equipment sales and Rental Equipment purchases that have been or will be made by the Company after January 1, 2008 through the Closing Date and (ii) Rental Equipment Deposits. The Company shall effect all such Rental Equipment sales on terms that require full settlement in cash prior to the Closing Date. In the event that the dollar volume of Rental Equipment sales during such time period exceeds the sum of the dollar volume of Rental Equipment purchases made during such time period plus the amount of Rental Equipment Deposits (“Excess Crane Sales”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be decreased by the amount of such Excess Crane Sales. In the event that sum of the dollar volume of Rental Equipment purchases made during such time period plus the amount of Rental Equipment Deposits exceeds the dollar volume of Rental Equipment sales during such time period (“Excess Crane Purchases”), then the Total Purchase Price payable to the Seller Representative, for the benefit of the Members, on the Closing Date will be increased by the amount of such Excess Crane Purchases.”

4. Section 2.2(c) of the Agreement is hereby amended to add the following clause “(z)” before the word “minus” in the first sentence of such section:

“and (z) provided that (i) Seller Representative has delivered to Purchaser a copy of a Plan (as defined below) providing for the purchase by the Company prior to the Closing of $5,000,000 of Purchaser Stock at prices not to exceed $7.90 per share and (ii) such Plan is not terminated or amended prior to the Closing, an amount equal to the greater of (A) $125,000 and (B) the product of $250,000 multiplied by a fraction, the numerator of which is the gross purchase price paid for shares of Purchaser Stock acquired pursuant to such Plan prior to the Closing, and the denominator of which is $5,000,000.”

5. Exhibit A to the Agreement is hereby amended to add the following under the heading “Current Assets”:

“Rental Equipment Deposits: Rental Equipment Deposits shall be excluded from the determination of Working Capital.

Purchaser Stock: Shares of Purchaser Stock owned by the Company shall be excluded from the determination of Working Capital.”

6. Section 7.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.11 Securities Transactions.

(a) Except as set forth in this Section 7.11, none of the Company, Holdings or any Member or any of their respective affiliates, directly or indirectly, shall engage in any transactions involving any securities of the Purchaser prior to the Closing. The Company shall use its commercially reasonable efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

(b) Notwithstanding Section 7.11(a) above, the Company, Holdings and the Members may purchase, but not sell, Purchaser Stock in open market or privately negotiated transactions. Open market purchases shall only be made pursuant to an arrangement designed to ensure compliance with the safe harbor provisions of Section 10b-5(1) and 10b-18 of the Exchange Act (a “Plan”).

7. Sections 7.1(f) and (j) of the Agreement are hereby amended and restated to read in their entirety as follows:

“(f) declare, distribute or set aside for distribution of any property (excluding cash), or directly or indirectly, redeem, purchase or otherwise acquire of any shares of capital stock, except that, on or prior to the Closing, the Company shall be permitted to distribute by way of dividend or otherwise shares of Purchaser Stock owned by the Company;”

“(j) enter into or agree to enter into any merger or consolidation with any Person, or acquire the equity securities or all or substantially all of the assets of, or otherwise make any investment in, any other Person, except that the Company shall be permitted to acquire Purchaser Stock in accordance with the terms of this Agreement;”

8. The Parties agree that if Kirtland owns shares of Purchaser Stock at Closing, the execution copies of the form of Lock-Up Agreement attached to the Agreement as Exhibit B shall be appropriately revised to include in the definition of “Common Shares” therein shares of Purchaser Stock owned at Closing by the Management Members.

9.  The Parties agree that if Kirtland owns shares of Purchaser Stock at Closing, the execution copy of the form of Escrow Agreement attached to the Agreement as Exhibit C shall be appropriately revised to the extent necessary to conform the definition of “Escrow Units” therein to the definition of “Escrowed Interests” as amended by this Amendment.

10. Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. This Amendment is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Purchaser, the Company, Holdings, the Members and the Seller Representative have executed, or have caused their duly authorized representatives to execute, this Amendment as of the day and year first above written.

HYDE PARK ACQUISITION CORP.

By:	/s/ Laurence Levy
Print Name: Laurence Levy
Title: CEO

ESSEX CRANE RENTAL CORP.

By:	/s/ Ronald Schad
Print Name: Ronald Schad
Title: CEO/President

ESSEX HOLDINGS LLC

By:	/s/ Michael T. DeGrandis
Print Name: Michael T. DeGrandis
Title: Vice President and Treasurer

MEMBERS:

KIRTLAND CAPITAL PARTNERS III L.P.
By: Kirtland Partners Ltd., its general partner

By:	/s/ John G. Nestor
Print Name: John G. Nestor
Title: President

KIRTLAND CAPITAL COMPANY III LLC
By: Kirtland Partners Ltd., its managing member

By:	/s/ John G. Nestor
Print Name: John G. Nestor
Title: President

/s/ Martin A. Kroll
Martin A. Kroll

/s/ Ronald L. Schad
Ronald L. Schad

/s/ William L. Erwin
William L. Erwin

/s/ William J. O’Rourke
William J. O’Rourke

SELLER REPRESENTATIVE:

KCP SERVICES LLC
By: Kirtland Capital Corporation, its managing member

By:	/s/ Michael T. DeGrandis
Print Name: Michael T. DeGrandis
Title: Treasurer